--------------------------------------------------------------------------------
                                   Wendy Paige
                                    PRESIDENT
                                 NetJ.com, Corp.
                              24843 Del Prado, #318
                              Dana Point, CA 92629
            (Name and Address of Person Authorized to Receive Notices
          and Communications on Behalf of the Person Filing Statement)
--------------------------------------------------------------------------------
                                 WITH A COPY TO:
                             KARL E. RODRIGUEZ, ESQ
                     34700 Pacific Coast Highway, Suite 303
                           Capistrano Beach, CA 92624
                                 (949) 248-9561
                               fax (949) 248-1688
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 NETJ.COM CORP.

      (FORMERLY NETBANX.COM CORP. AND PROFESSIONAL RECOVERY SYSTEMS, LTD.)


                                     0-30442
                             COMMISSION FILE NUMBER

  NEVADA                                                              91-1007473
(JURISDICTION  OF  INCORPORATION)        (I.R.S.  EMPLOYER  IDENTIFICATION  NO.)


24843  DEL  PRADO,  PMB  318,  DANA  POINT  CA                             92629
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


                         NETJ.COM CORP. 2000 STOCK PLAN
                              (FULL TITLE OF PLAN)


                                KARL E. RODRIGUEZ
                                 ATTORNEY AT LAW
                     34700 PACIFIC COAST HIGHWAY, SUITE 303
                            CAPISTRANO BEACH CA 92624
                    PHONE (949) 248-9561  FAX (949) 248-1688

                               (AGENT FOR SERVICE)

                                October 11, 2000


                       CALCULATION OF REGISTRATION FEE (1)

Title of Securities to .  Amount to be     Proposed         Proposed       Amount of
be Registered. . . . . .  Registered       Maximum          Maximum        Registration
                          Offering Price   Aggregate        Fee
                          per Unit(1)      Offering Price
---------------------------------------------------------------------------------------
Common Stock             3,000,000 (3)    $  1.15
0.0001 par value (2). .  shares           per share        $3,450,000.00  $      910.80
---------------------------------------------------------------------------------------



(1) Because the offering price of shares of Common Stock being registered under the NetJ.com 2000 Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the NetJ.com 2000 Stock Plan.

(3) The netj.com stock Plan authorizes the issuace of up to 9,500,000 shares of the comapny's common stock, but only 3,000,000 of such shares are being registered herein.

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

     The documents containing the information concerning the NetJ.com 2000 Stock Plan, effective as of September 14, 2000 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. The NetJ.com 200 Stock Plan and the grants of options that have been approved to date pursuant to the NetJ.com 2000 Stock Plan are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement on Form S-8 (the "Registration Statement"). NetJ.com Corp., a Nevada corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. Incorporated by reference into this Registration Statement are the contents of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and Quarterly Report on Form 10-QSB for the period ended June 30, 2000. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Karl E. Rodriguez, U.S. Counsel, NetJ.com Corp., 34700 Pacific Coast Highway, #303, Capistrano Beach, California 92624. (telephone: 949-248-9561).

ITEM 4. DESCRIPTION OF SECURITIES. COMMON STOCK. The authorized capital of the Company consists of 100,000,000 shares of Common Stock, $.001 par value per share. The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of the Company. Holders of Common Stock do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Articles of Incorporation. Holders of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

     The Company's Bylaws permit the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given within ten days to all other shareholders.

     The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Karl E. Rodriguez is the US General Counsel and William Stocker is the Special Securities Counsel for the Issuer and both are service providers who may be compensated with stock issuances to be registered by this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. There is no provision in the Articles of Incorporation, now the By-Laws of the Corporation, nor any Resolution of the Board of Directors, providing for indemnification of Officers or Directors. The Registration is aware of certain provisions of the Nevada Corporate Law which affects indemnity of Officers or Directors. NRS 78.7502 provides for mandatory indemnification of officers, directors, employees and agents, substantially as follows: the corporation shall indemnify a director, officer, employee or agent of a corporation; to the extent that he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officers, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; if he or she acted in good faith an in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, in which he or she had no reasonable cause to believe his or her conduct was unlawful.


ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.  Not  Applicable.

ITEM  8.  EXHIBITS.

     Exhibit  1  hereto  is  an  Opinion  of  Counsel  (filed  herewith.)

     Exhibit 2 hereto is NetJ.com Corp. 2000 Stock Plan dated September 14, 2000. (filed herewith.)

     Exhibit  3  Grant  of  Option  to  Wendy  Paige

     Exhibit  4  Grant  of  Option  to  Simon  Blackman

     Exhibit  5  Grant  of  Option  to  James  Melillo

ITEM  9.  UNDERTAKINGS.  The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 11, 2000.

                                 NETJ.COM CORP.

     (formerly  NETBANX.COM  CORP.  AND  PROFESSIONAL  RECOVERY  SYSTEMS,  LTD.)





/s/Wendy Paige            /s/Simon Blackman                  /s/James Melillo
   Wendy  Paige              Simon  Blackman                    James Melillo
   President                 Secretary                          Director

--------------------------------------------------------------------------------
                                    EXHIBIT 1

                               OPINION OF COUNSEL
--------------------------------------------------------------------------------

                                 LAW OFFICES OF
                                 William Stocker
                   34700  Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624
               phone  (949)  248-9561      fax (949) 248-1688

                                October 10, 2000

To  the  President  and  the
Board  of  Directors
NetJ.com  Corp.
24843  Del  Prado,  PMB  318
Dana  Point  CA  92629

                         re: Opinion of Special Counsel

     Dear  President  &  Board  of  Directors:

     We have acted as counsel to NetJ.com Corp. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of 3,000,000 shares of the Company's common stock, $.001 par value per share (the "Shares"), pursuant to the 2000 Stock Plan of the Company entitled the "NetJ.com 2000 Stock Plan" dated September 14, 2000 (the "Plan"). As such, we have examined the Registration Statement, the Plan, the Company's Articles of Incorporation and Bylaws, as amended, and minutes of meetings of its Board of Directors.

     Based upon the foregoing, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

                                     CONSENT


     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.


                               /s/ William Stocker
                              WILLIAM STOCKER, ESQ.

--------------------------------------------------------------------------------
                                    EXHIBIT 2

             NETJ.COM CORP. 2000 STOCK PLAN DATED SEPTEMBER 14, 2000
--------------------------------------------------------------------------------

                            NETJ.COM 2000 STOCK PLAN

SECTION  1.  INTRODUCTION

1.1 Establishment. Effective as provided in Section 17, NetJ.com Corp., a Nevada corporation (the "Company"), hereby establishes this plan of stock-based compensation incentives for selected Eligible Participants of the Company and its affiliated corporations. This Plan shall be known as the NetJ.com 2000 Stock Plan (the "Plan").
1.2 Purpose. The purpose of this Plan is to promote the best interest of the Company, and its stockholders by providing a means of non-cash remuneration to selected Eligible Participants who contribute most to the operating progress and earning power of the Company.

SECTION  2.  DEFINITIONS

The  following  definitions  shall be applicable to the terms used in this Plan:
2.1 "Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

2.2 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.2 "Committee" means a committee designated by the Board of Directors to administer this Plan or, if no committee is so designated, the Board of Directors. Any Committee member who is also an Eligible Participant may receive an Option or Stock Award only if he abstains from voting in favor of a grant to himself, and the grant is determined and approved by the remaining Committee members. The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoint another Director to fill any vacancy on the Committee.

2.4  "Common  Stock"  means  the  Company's  $.001  par  value  common  stock.

2.5  "Company"  means NetJ.com Corp., a Nevada corporation and its subsidiaries.

2.6      "Effective Date" means the effective date of this Plan, as set forth in
Section  17  hereof.

2.7 "Eligible Participant" means any employee, director, officer, consultant, or advisor of the Company who is determined (in accordance with the provisions of Section 4 hereof) to be eligible to receive an Option or Stock Award hereunder.

2.8 "Option" means the grant to an Eligible Participant of a right to acquire shares of Common Stock.

2.9     "Plan"  means  this  NetJ.com 2000 Stock Plan, dated September 14, 2000.

2.10"Stock Award" means the grant to an Eligible Participant of shares of common Stock issuable directly under this Plan rather than upon exercise of an Option.

Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION  3.  ADOPTION  AND  ADMINISTRATION  OF  THIS  PLAN

Upon adoption by the Company's Board of Directors, this Plan became effective as of September 14, 2000. In the absence of contrary action by the Board of Directors, and except for action taken by the Committee pursuant to Section 4 in connection with the determination of Eligible Participants, any action taken by the Committee or by the Board of Directors with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

SECTION  4.  ELIGIBILITY  AND  AWARDS

The Committee shall determine at any time and from time to time after the effective date of this Plan: (i) the Eligible Participants; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to an Option;
(iii) the price per share at which each Option may be exercised, in cash or cancellation of fees for services for which the Company is liable, if applicable, or the value per share if a direct issue of stock pursuant to a Stock Award; and (iv) the terms on which each Option may be granted. Such determination, as may from time to time be amended or altered at the sole discretion of the Committee. Notwithstanding the provisions of Section 3 hereof, no such determination by the Committee shall be final, conclusive and binding upon the Company unless and until the Board of Directors has approved the same; provided, however, that if the Committee is composed of a majority of the persons then comprising the Board of Directors of the Company, such approval by the Board of Directors shall not be necessary.

SECTION  5.  GRANT  OF  OPTION  OR  STOCK  AWARD

Subject to the terms and provisions of this Plan, the terms and conditions under which an Option or Stock Award may be granted to an Eligible Participant shall be set forth in a written agreement (i.e., a Consulting Agreement, Services

Agreement, Fee Agreement, or Employment Agreement) or, if an Option, a written Grant of Option in the form attached hereto as Exhibit A (which may contain such modifications thereto and such other provisions as the Committee, in its sole discretion, may determine).

SECTION  6.  TOTAL  NUMBER  OF  SHARES  OF  COMMON  STOCK

The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan shall not be more than 9,500,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of this Plan. Such Common Stock may be authorized and unissued or reacquired Common Stock of the Company.

SECTION  7.  PURCHASE  OF  SHARES  OF  COMMON  STOCK

7.1 As soon as practicable after the determination by the Committee and approval by the Board of Directors (if necessary, pursuant to Section 4 hereof) of the Eligible Participants and the number of shares an Eligible Participant may be issued directly as a Stock Award or eligible to purchase pursuant to an Option, the Committee shall give written notice thereof to each Eligible
Participant, which notice may be accompanied by the Grant of Option, if appropriate, to be executed by such Eligible Participant.

7.2 The negotiated cost basis of stock issued directly as a Stock Award or the exercise price for each Option to purchase shares of Common Stock pursuant to paragraph 7.1 shall be as determined by the Committee, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another. In computing the negotiated direct issue price as a Stock Award or the Option exercise price per share of Common Stock, the Committee shall take into consideration, among other factors, the restrictions set forth in Section 11 hereof.

SECTION  8.  TERMS  AND  CONDITIONS  OF  OPTIONS

The Committee shall determine the terms and conditions of each Option granted to Eligible Participants, which terms shall be set forth in writing. The terms and conditions so set by the Committee may vary from one Eligible Participant to another. In the event that all the Committee approves an Option permitting deferred payments, the Eligible Participant's obligation to pay for such Common Stock may be evidenced by a promissory note executed by such Eligible Participant and containing such modifications thereto and such other provisions as the Committee, in its sole discretion, may determine.

SECTION  9.  DELIVERY  OF  SHARES  OF  COMMON  STOCK  UPON  EXERCISE  OF  OPTION

The Company shall deliver to each Eligible Participant such number of shares of Common Stock as such Eligible Participant is entitled to receive pursuant to a Stock Award or elects to purchase upon exercise of the Option. Such shares, which shall be fully paid and non-assessable upon the issuance thereof (unless a portion or all of the purchase price shall be paid on a deferred basis) shall be represented by a certificate or certificates registered in the name of the Eligible Participant and stamped with an appropriate legend referring to the restrictions thereon, if any. Subject to the terms and provisions of the Nevada Business Corporation Act and the written agreement to which he is a party, an Eligible Participant shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect thereto (except to the extent such Eligible Participant defaults under a promissory note, if any, evidencing the deferred purchase price for such shares), provided that such shares shall be subject to the restrictions hereinafter set forth. In the event of a merger or consolidation to which the Company is a party, or of any other acquisition of a majority of the issued and outstanding shares of Common Stock of the Company involving an exchange or a substitution of stock of an acquiring corporation for Common Stock of the Company, or of any transfer of all or substantially all of the assets of the Company in exchange for stock of an acquiring corporation, a determination as to whether the stock of the acquiring corporation so received shall be subject to the restrictions set forth in Section 11 shall be made solely by the acquiring corporation.

SECTION  10.  RIGHTS  OF  EMPLOYEES;  ELIGIBLE  PARTICIPANTS

10.1 Employment. Nothing contained in this Plan or in any Option or Stock Award granted under this Plan shall confer upon any Eligible Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Eligible Participant from the rate in existence at the time of the grant of an Option or Stock Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

10.2 Non-transferability. No right or interest of any Eligible Participant in an Option or Stock Award shall be assignable or transferable during the lifetime of the Eligible Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. However, the Board of Directors may, in its sole discretion, permit transfers to family members if and to the extent such transfers are permissible under applicable securities laws. In the event of an Eligible Participant's death, an Eligible Participant's rights and interest in an Option or Stock Award shall be transferable by testamentary will or the laws of descent and distribution, and delivery of any shares of Common Stock due under this Plan shall be made to, and exercise of any Options may be made by, the Eligible

Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to this Plan is unable to care for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

SECTION  11.  GENERAL  RESTRICTIONS

11.1 Investment Representations. The Company may require any person to whom an Option or Stock Award is granted, as a condition of exercising such Option, or receiving such Stock Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Option or Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

11.2 Restrictions on Transfer of Common Stock. The shares of Common Stock issuable directly as a Stock Award or upon exercise of an Option may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement or pursuant to an exemption from registration, the availability of which is to be established to the satisfaction of the Company, and any certificates representing shares of Common Stock will bear a legend to that effect. However, the Company may, in the sole discretion of the Board of Directors, register with the Securities and Exchange Commission some or all of the shares of Common Stock reserved for issuance under this Plan. Special resale restrictions may, however, continue to apply to officers, directors, control shareholders and affiliates of the Company and such persons will be required to obtain an opinion of counsel as regards their ability to resell shares received pursuant to this Plan.

11.3 Compliance with Securities Laws. Each Option or Stock Award shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Option or Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option or Stock Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.


SECTION  12.  COMPLIANCE  WITH  TAX  REQUIREMENTS

Each Eligible Participant shall be liable for payment of all applicable federal, state and local income taxes incurred as a result of the receipt of a Stock Award or an Option, the exercise of an Option, and the sale of any shares of Common Stock received pursuant to a Stock Award or upon exercise of an Option. The Company may be required, pursuant to applicable tax regulations, to withhold taxes for an Eligible Participant, in which case the Company's obligations to deliver shares of Common Stock upon the exercise of any Option granted under this Plan or pursuant to any Stock Award, shall be subject to the Eligible Participant's satisfaction of all applicable federal, state and local income and other income tax withholding requirements.
SECTION  13.  PLAN  BINDING  UPON  ASSIGNS  OR  TRANSFEREES

In the event that, at any time or from time to time, any Option or Stock Award is assigned or transferred to any party (other than the Company) pursuant to the provisions of Section 10.2 hereof, such party shall take such Option or Stock Award pursuant to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such interest, such party shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Plan.

SECTION  14.  COSTS  AND  EXPENSES

All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Company.

SECTION  15.  CHANGES  IN  CAPITAL  STRUCTURE  OF  THE  COMPANY

Appropriate adjustments shall be made to the number of shares of Common Stock issuable pursuant to an incomplete or pending Stock Award that has not yet been delivered or upon exercise of any Options and the exercise price thereof in the event of: (i) a subdivision or combination of any of the shares of capital stock of the Company; (ii) a dividend payable in shares of capital stock of the Company; (iii) a reclassification of any shares of capital stock of the Company; or (iv) any other change in the capital structure of the Company.

SECTION  16.  PLAN  AMENDMENT,  MODIFICATION  AND  TERMINATION

The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate and at any time and from time to time and in any respect, may amend or modify this Plan, including:

(a) Increase the total amount of Common Stock that may be awarded under this Plan, except as provided in Section 15 of this Plan;

(b) Change the classes of persons from which Eligible Participants may be selected or materially modify the requirements as to eligibility for participation in this Plan;

(b)     Increase  the  benefits  accruing  to  Eligible  Participants;  or

(d)     Extend  the  duration  of  this  Plan.

Any Option or other Stock Award granted to a Eligible Participant prior to the date this Plan is amended, modified or terminated will remain in effect according to its terms unless otherwise agreed upon by the Eligible Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 11 or
Section 15. The termination or any modification or amendment of this Plan shall not, without the consent of a Eligible Participant, affect his rights under an Option or other Stock Award previously granted to him.

SECTION  17.  EFFECTIVE  DATE  OF  THIS  PLAN

17.1 Effective Date. This Plan is effective as of September 14, 2000, the date it was adopted by the Board of Directors of the Company.

17.2 Duration of this Plan. This Plan shall terminate at midnight on September 13, 2005, which is the day before the fifth anniversary of the Effective Date, and may be extended thereafter or terminated prior thereto by action of the Board of Directors; and no Option or Stock Award shall be granted after such termination. Options and Stock Awards outstanding at the time of this Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

SECTION  18.  BURDEN  AND  BENEFIT

The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Eligible Participant, his executives or administrators, heirs, and personal and legal representatives.

Dated  as  of  the  14th  day  of  September,  2000.
NETJ.COM  CORP.


By:/s/Wendy Paige
      Wendy  Paige,  President


ATTEST:


By:/s/Simon Blackman
     Simon  Blackman,  Secretary

--------------------------------------------------------------------------------
                                    EXHIBIT 3

                         GRANT OF OPTION TO WENDY PAIGE
--------------------------------------------------------------------------------

                         GRANT OF OPTION PURSUANT TO THE
                            NETJ.COM 2000 STOCK PLAN

NetJ.com Corp., a Nevada corporation (the "Company"), hereby grants to WENDY PAIGE ("Optionee") an Option to purchase ONE MILLION shares of common stock, $.001 par value (the "Shares") of the Company at the purchase price of $1.15 per share (the "Purchase Price"), in accordance with and subject to the terms and conditions of the NETJ.com 2000 Stock Plan (the "Plan"). This option is exercisable in whole or in part, and upon payment in cash or cancellation of fees, or other form of payment acceptable to the Company, to the offices of the Company at 24843 Del Prado, Suite 318, Dana Point, CA 92629. This Grant of Option supersedes and replaces any prior notice of option grant, description of vesting terms or similar documents previously delivered to Optionee for options granted on the date stated below.
Unless otherwise set forth in a separate written agreement, in the event that Optionee's employee or consultant status with the Company or any of its subsidiaries ceases or terminates for any reason whatsoever, including, but not limited to, death, disability, or voluntary or involuntary cessation or termination, this Grant of Option shall terminate with respect to any portion of this Grant of Option that has not vested prior to the date of cessation or termination of employee or consultant status, as determined in the sole discretion of the Company. In the event of termination for cause, this Grant of Option shall immediately terminate in full with respect to any un-exercised options, and any vested but un-exercised options shall immediately expire and may not be exercised. Unless otherwise set forth in a separate written agreement, vested options must be exercised within five (5) years after the date of termination (other than for cause), notwithstanding the Expiration Date set forth below.

Subject to the preceding paragraph, this Grant of Option, or any portion hereof, may be exercised only to the extent vested per the attached schedule, and must be exercised by Optionee no later than 13 SEPTEMBER 2010 (the "Expiration Date") by (i) notice in writing, signed by Optionee; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Plan. Any portion of this Grant of Option that is not exercised on or before the Expiration Date shall lapse. The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is received by the Company.

This Option shall be considered validly exercised once payment therefor has cleared the banking system or the Company has issued a credit memo for services in the appropriate amount, or receives a duly executed acceptable promissory note, if the Option is granted with deferred payment, and the Company has received written notice of such exercise. If payment is not received within two business days after the date the notice is received, the Company may deem the notice to be invalid.

If Optionee fails to exercise this Option in accordance with this Grant of Option, then this Grant of Option shall terminate and have no force and effect, in which event the Company and Optionee shall have no liability to each other with respect to this Grant of Option. This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Nevada, without regards to its rules concerning conflicts of laws, and any and all actions brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall only be brought in a court of comopetent jurisdiction within the State of Nevada.

The shares of common stock issuable upon exercise of the Option (the "Underlying Shares") may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of until (i) the Underlying Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form as may be appropriate, in the discretion of the Company; or
(ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements. This Grant of Option relates to options granted on 14 SEPTEMBER 2000.

NETJ.COM  CORP.
BY  THE  BOARD  OF  DIRECTORS
OR  A  SPECIAL  COMMITTEE  THEREOF


BY:/s/Simon Blackman
      Simon  Blackman,  Secretary

OPTIONEE:/s/Wendy Paige
            Wendy  Paige

GRANT  OF  OPTION  PURSUANT  TO  THE  NETJ.COM  2000  STOCK  PLAN.
OPTIONEE:        Wendy  Paige

OPTIONS  GRANTED:  One  Million     Shares

PURCHASE  PRICE:  $  1.15  per  Share

DATE  OF  GRANT:   14  September  2000

EXERCISE  PERIOD:  14  September  2000  to  13  September  2010

VESTING  SCHEDULE:  OPTION  ON  14  SEPTEMBER  2000

 #SHARES     DATE  VESTED
     (ASSUMING  CONTINUED  EMPLOYMENT,  ETC.)

1,000,000     14  September  2000

__________     ___________

__________     ___________

__________     ___________

__________     ___________


EXERCISED  TO  DATE  INCLUDING  THIS  EXERCISE:  ____________________

     BALANCE  TO  BE  EXERCISED:  __________________

NOTICE  OF  EXERCISE
(TO  BE  SIGNED  ONLY  UPON  EXERCISE  OF  THE  OPTION)

TO:     NetJ.com  Corp.  ("Optionor")

The undersigned, the holder of the Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, _________________ shares of the Common Stock of NetJ.com Corp., and herewith makes payment of ________________________ therefor. Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of _____________________________________________________, and if such shares shall not be all of the shares purchasable hereunder, represents that a new Notice of Exercise of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option pursuant to the NetJ.com 2000 Stock Plan, be delivered to Optionor when and as appropriate.
OPTIONEE:


By:___________________________________        __________________________
                                              Date

--------------------------------------------------------------------------------
                                    EXHIBIT 4

                        GRANT OF OPTION TO SIMON BLACKMAN
--------------------------------------------------------------------------------

                         GRANT OF OPTION PURSUANT TO THE
                            NETJ.COM 2000 STOCK PLAN

NetJ.com Corp., a Nevada corporation (the "Company"), hereby grants to SIMON BLACKMAN ("Optionee") an Option to purchase ONE MILLION shares of common stock, $.001 par value (the "Shares") of the Company at the purchase price of $1.15 per share (the "Purchase Price"), in accordance with and subject to the terms and conditions of the NETJ.com 2000 Stock Plan (the "Plan"). This option is exercisable in whole or in part, and upon payment in cash or cancellation of fees, or other form of payment acceptable to the Company, to the offices of the Company at 24843 Del Prado, Suite 318, Dana Point, CA 92629. This Grant of Option supersedes and replaces any prior notice of option grant, description of vesting terms or similar documents previously delivered to Optionee for options granted on the date stated below.
Unless otherwise set forth in a separate written agreement, in the event that Optionee's employee or consultant status with the Company or any of its subsidiaries ceases or terminates for any reason whatsoever, including, but not limited to, death, disability, or voluntary or involuntary cessation or termination, this Grant of Option shall terminate with respect to any portion of this Grant of Option that has not vested prior to the date of cessation or termination of employee or consultant status, as determined in the sole discretion of the Company. In the event of termination for cause, this Grant of Option shall immediately terminate in full with respect to any un-exercised options, and any vested but un-exercised options shall immediately expire and may not be exercised. Unless otherwise set forth in a separate written agreement, vested options must be exercised within five (5) years after the date of termination (other than for cause), notwithstanding the Expiration Date set forth below.
Subject to the preceding paragraph, this Grant of Option, or any portion hereof, may be exercised only to the extent vested per the attached schedule, and must be exercised by Optionee no later than 13 SEPTEMBER 2010 (the "Expiration Date") by (i) notice in writing, signed by Optionee; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Plan. Any portion of this Grant of Option that is not exercised on or before the Expiration Date shall lapse. The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is received by the Company.
This Option shall be considered validly exercised once payment therefor has cleared the banking system or the Company has issued a credit memo for services in the appropriate amount, or receives a duly executed acceptable promissory note, if the Option is granted with deferred payment, and the Company has received written notice of such exercise. If payment is not received within two business days after the date the notice is received, the Company may deem the notice to be invalid.
If Optionee fails to exercise this Option in accordance with this Grant of Option, then this Grant of Option shall terminate and have no force and effect, in which event the Company and Optionee shall have no liability to each other with respect to this Grant of Option. This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Nevada, without regards to its rules concerning conflicts of laws, and any and all actions brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall only be brought in a court of comopetent jurisdiction within the State of Nevada.

The shares of common stock issuable upon exercise of the Option (the "Underlying Shares") may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of until (i) the Underlying Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form as may be appropriate, in the discretion of the Company; or
(ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements. This Grant of Option relates to options granted on 14 SEPTEMBER 2000.

NETJ.COM  CORP.
BY  THE  BOARD  OF  DIRECTORS
OR  A  SPECIAL  COMMITTEE  THEREOF

BY:/s/Wendy Paige
      Wendy  Paige,  President

OPTIONEE:/s/Simon Blackman
          Simon  Blackman

GRANT  OF  OPTION  PURSUANT  TO  THE  NETJ.COM  2000  STOCK  PLAN.
OPTIONEE:        Simon  Blackman

OPTIONS  GRANTED:  One  Million     Shares

PURCHASE  PRICE:  $  1.15  per  Share

DATE  OF  GRANT:   14  September  2000

EXERCISE  PERIOD:  14  September  2000  to  13  September  2010

VESTING  SCHEDULE:  OPTION  ON  14  SEPTEMBER  2000

 #SHARES     DATE  VESTED
     (ASSUMING  CONTINUED  EMPLOYMENT,  ETC.)

1,000,000     14  September  2000
__________     ___________

__________     ___________

__________     ___________

__________     ___________

__________     ___________


EXERCISED  TO  DATE  INCLUDING  THIS  EXERCISE:  ____________________

     BALANCE  TO  BE  EXERCISED:  __________________

NOTICE  OF  EXERCISE
(TO  BE  SIGNED  ONLY  UPON  EXERCISE  OF  THE  OPTION)

TO:     NetJ.com  Corp.  ("Optionor")
---

The undersigned, the holder of the Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, _________________ shares of the Common Stock of NetJ.com Corp., and herewith makes payment of ________________________ therefor. Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of _____________________________________________________, and if such shares shall not be all of the shares purchasable hereunder, represents that a new Notice of Exercise of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option pursuant to the NetJ.com 2000 Stock Plan, be delivered to Optionor when and as appropriate.
OPTIONEE:


By:___________________________________        __________________________
                                              Date

--------------------------------------------------------------------------------
                                    EXHIBIT 5

                        GRANT OF OPTION TO JAMES MELILLO
--------------------------------------------------------------------------------

                         GRANT OF OPTION PURSUANT TO THE
                            NETJ.COM 2000 STOCK PLAN

NetJ.com Corp., a Nevada corporation (the "Company"), hereby grants to JAMES MELILLO ("Optionee") an Option to purchase TWO HUNDRED AND FIFTY THOUSAND shares of common stock, $.001 par value (the "Shares") of the Company at the purchase price of $1.15 per share (the "Purchase Price"), in accordance with and subject to the terms and conditions of the NETJ.com 2000 Stock Plan (the "Plan"). This option is exercisable in whole or in part, and upon payment in cash or cancellation of fees, or other form of payment acceptable to the Company, to the offices of the Company at 24843 Del Prado, Suite 318, Dana Point, CA 92629. This Grant of Option supersedes and replaces any prior notice of option grant, description of vesting terms or similar documents previously delivered to Optionee for options granted on the date stated below. Unless otherwise set forth in a separate written agreement, in the event that Optionee's employee or consultant status with the Company or any of its subsidiaries ceases or terminates for any reason whatsoever, including, but not limited to, death, disability, or voluntary or involuntary cessation or termination, this Grant of Option shall terminate with respect to any portion of this Grant of Option that has not vested prior to the date of cessation or termination of employee or consultant status, as determined in the sole discretion of the Company. In the event of termination for cause, this Grant of Option shall immediately terminate in full with respect to any un-exercised options, and any vested but un-exercised options shall immediately expire and may not be exercised. Unless otherwise set forth in a separate written agreement, vested options must be exercised within five (5) years after the date of termination (other than for cause), notwithstanding the Expiration Date set forth below.
Subject to the preceding paragraph, this Grant of Option, or any portion hereof, may be exercised only to the extent vested per the attached schedule, and must be exercised by Optionee no later than 13 SEPTEMBER 2010 (the "Expiration Date") by (i) notice in writing, signed by Optionee; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Plan. Any portion of this Grant of Option that is not exercised on or before the Expiration Date shall lapse. The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is received by the Company.
This Option shall be considered validly exercised once payment therefor has cleared the banking system or the Company has issued a credit memo for services in the appropriate amount, or receives a duly executed acceptable promissory note, if the Option is granted with deferred payment, and the Company has received written notice of such exercise. If payment is not received within two business days after the date the notice is received, the Company may deem the notice to be invalid.
If Optionee fails to exercise this Option in accordance with this Grant of Option, then this Grant of Option shall terminate and have no force and effect, in which event the Company and Optionee shall have no liability to each other with respect to this Grant of Option. This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Nevada, without regards to its rules concerning conflicts of laws, and any and all actions brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall only be brought in a court of comopetent jurisdiction within the State of Nevada.

The shares of common stock issuable upon exercise of the Option (the "Underlying Shares") may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of until (i) the Underlying Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form as may be appropriate, in the discretion of the Company; or
(ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements. This Grant of Option relates to options granted on 14 SEPTEMBER 2000. NETJ.COM CORP.
BY  THE  BOARD  OF  DIRECTORS
OR  A  SPECIAL  COMMITTEE  THEREOF


BY:___/S/Wendy Paige
      Wendy  Paige,  President

OPTIONEE:/s/James Melillo
          James  Melillo

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GRANT  OF  OPTION  PURSUANT  TO  THE  NETJ.COM  2000  STOCK  PLAN.
OPTIONEE:        James  Melillo

OPTIONS  GRANTED:  Two  Hundred  and  Fifty  Thousand  Shares

PURCHASE  PRICE:  $  1.15  per  Share

DATE  OF  GRANT:   14  September  2000

EXERCISE  PERIOD:  14  September  2000  to  13  September  2010

VESTING  SCHEDULE:  OPTION  ON  14  SEPTEMBER  2000

 #SHARES     DATE  VESTED
     (ASSUMING  CONTINUED  EMPLOYMENT,  ETC.)

250,000     14  September  2000
__________     ___________

__________     ___________

__________     ___________

__________     ___________

__________     ___________


EXERCISED  TO  DATE  INCLUDING  THIS  EXERCISE:  ____________________

     BALANCE  TO  BE  EXERCISED:  __________________

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31

NOTICE  OF  EXERCISE
(TO  BE  SIGNED  ONLY  UPON  EXERCISE  OF  THE  OPTION)

TO:     NetJ.com  Corp.  ("Optionor")
---

The undersigned, the holder of the Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, _________________ shares of the Common Stock of NetJ.com Corp., and herewith makes payment of ________________________ therefor. Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of _____________________________________________________, and if such shares shall not be all of the shares purchasable hereunder, represents that a new Notice of Exercise of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option pursuant to the NetJ.com 2000 Stock Plan, be delivered to Optionor when and as appropriate.
OPTIONEE:


By:___________________________________        __________________________
                                              Date

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